EXHIBIT 99.1

NEWS RELEASE
For Immediate Release

Contact:                                                   Greg Grosvenor, Chief Financial Officer and Secretary, 312-466-3966
Angelo and Maxie’s, Inc.

Angelo and Maxie’s announces Stockholders Meeting

Chicago, August 9, 2004 — Angelo and Maxie’s, Inc. (OTCCBB: AGMX) announced a meeting of its stockholders which presently is scheduled to be held in Chicago, Illinois on September 10, 2004.  At the Meeting, the holders of the corporation’s Common Stock and Preferred Stock will be asked to consider and vote upon (a) the sale of the remaining two Angelo and Maxie’s restaurants, (b) dissolution of the corporation, (c) a name change from Angelo and Maxie’s, Inc to “AM-CH, Inc.,” (d) the election of three directors, and (e) such other matters as may properly come before the Meeting.  The record date for stockholders entitled to receive notice of and to vote at the Meeting has been set at August 4, 2004.  The corporation has filed preliminary proxy materials relating to the Meeting with the SEC and expects to mail definitive proxy materials to its stockholders on or about August 10, 2004.

Angelo and Maxie’s executed a definitive agreement with A & M Acquisitions, LLC on June 22, 2004, relating to the previously announced sale of its remaining two steakhouses located on Park Avenue in New York City and in West Palm Beach, Florida, including all rights to the name “Angelo and Maxie’s.”  The agreement provides, among other things, that the corporation is to receive $4,500,000 in cash in connection with the sale, subject to certain adjustments for current assets and current liabilities.  The corporation’s name is proposed to be changed on account of the sale of the rights to such name.  The closing of the sale transaction is subject to a number of conditions and is expected to occur in September 2004.  No assurances can be given that this sale will be consummated.

Angelo and Maxie’s also is seeking approval for the dissolution of the corporation.  Under the Plan of Dissolution, the corporation would convert its assets into cash or cash equivalents, and pay or make reasonable provision to pay all known obligations and liabilities of the corporation, including known contingent, conditional or unmatured claims.  Thereafter, the corporation may make one or more liquidating distributions to or for the benefit of its stockholders.  The amount of the distribution to the stockholders, if any should occur, is contingent upon the value received for the assets converted to cash as well as the value paid for settlement of the corporation’s liabilities.  Accordingly, any distribution, should one occur, is not guaranteed or known at this time.  In connection with the dissolution, holders of Preferred Stock would be entitled to payment before any payment is made to holders of Common Stock.  The dissolution is subject to approval by the stockholders of the corporation.

Currently, there are three directors on the Board of Directors of Angelo and Maxie’s.  Each of the current directors has consented to be a nominee for re-election and has agreed to serve if elected.

Angelo and Maxie’s also announced the settlement of all matters related to its litigation with Landry’s Restaurants, Inc. in connection with the sale of the Chart House business to Landry’s on July 30, 2002, including the default by Landry’s on one of the leases it had assumed in connection with the Chart House sale.

Headquartered in Chicago, Angelo and Maxie’s, Inc. currently operates two Angelo and Maxie’s Steakhouses.

Certain of the statements contained in this press release may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include financial projections, estimates and statements regarding plans, objectives and expectations of the Company and its management. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Information on significant potential risks and uncertainties is set forth more fully in the Company’s filings with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.